Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No.3 to the Registration Statement (Form F-3/A No. 333-111019) and related prospectus of Nexus Telocation Systems Ltd., for the registration of up to 154,178,410 of its ordinary shares and to the incorporation by reference therein of our report dated March 7, 2004, with respect to the consolidated financial statements of the Nexus Telocation Systems Ltd., included in its Annual Report on Form 20-F for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated February 8, 2004 with respect to the financial statements of Pointer (Eden Telecom Group) Ltd., for the year ended December 31, 2003, included in Nexus Telocation Systems Ltd.‘s Report on Form 6-K dated September 23, 2004 filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer, (Former Kost Forer & Gabbay) A member of Ernst & Young Global

Tel Aviv, Israel
September 23, 2004